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                                                                    EXHIBIT 99.1

       PCTEL, INC. APPOINTS PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS

      MILPITAS, CALIF. -- MAY 20, 2002 -- PCTEL, Inc. (NASDAQ: PCTI), a leading provider of personal connectivity and Internet access technology, today announced that its Board of Directors has appointed PricewaterhouseCoopers LLP as its independent auditors, effective March 17, 2002. PCTEL terminated the engagement of Arthur Andersen LLP, effective May 9, 2002. For more information on the termination of Arthur Andersen, please see PCTEL's current report on Form 8-K filed on May 15, 2002.

ABOUT PCTEL

      PCTEL, founded in March 1994, is a leading provider of innovative, cost-effective Internet access solutions, including analog soft modems, and embedded DSP-based modems. The company is built upon a wide-ranging and comprehensive portfolio of more than 80 analog and broadband communications patents, issued or pending, including the key and essential patents for Host Signal Processing (HSP) modem technology. PCTEL products are available to PC and data communications equipment manufacturers. PCTEL is located at 1331 California Circle, Milpitas, CA., 95035. Telephone: 408-965-2100. Fax: 408-895-0178. For
more information on PCTEL products, visit the PCTEL website at http://www.pctel.com.

CONTACTS:

            John Schoen                             Jack Seller
            COO/CFO                                 Public Relations
            PCTEL, Inc.                             PCTEL, Inc.
            (408) 965-2162                          (408) 965-2127
            john_schoen@pctel.com                   jack_seller@pctel.com